AMENDMENT NO. 4 TO

             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                        AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

     WHEREAS, the Trustees have executed an amendment and restatement to the Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999, March 6, 2001, August 1, 2001 and December 14, 2001;

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Investment Trust (the "Trust") to add several new classes;

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to add a new Series titled High-Yield Fund.

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 8th day of May, 2002.

Trustees of the American Century Investment Trust





Albert Eisenstat                                         Kenneth E. Scott





Ronald J. Gilson                                        James E. Stowers III





William M. Lyons                                        Jeanne D. Wohlers





Myron S. Scholes                                        Kathryn A. Hall


                             Schedule A

     Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                      Class                            Date of Establishment

         Prime Money Market Fund                     Investor Class                     06/13/1993
                                                     Advisor Class                      06/01/1998
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/01/2001
                                                              C Class II                05/08/2002

         Diversified Bond Fund                       Investor                           08/01/2001
                                                              Advisor                   08/01/2001
                                                              Institutional             08/01/2001
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              C Class II                05/08/2002

         Premium Money Market Fund                   Investor                           08/01/2001

         High-Yield Fund                             Investor                           05/08/2002
                                                              Advisor                   05/08/2002
                                                              A Class                   05/08/2002
                                                              B Class                   05/08/2002
                                                              C Class                   05/08/2002
                                                              C Class II                05/08/2002


This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.